EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement (Form S-4, No. 333-65841) of National Penn Bancshares, Inc. and the related Joint Proxy Statement/Prospectus of National Penn Bancshares, Inc. and Elverson National Bank of our report, dated January 16, 1998, except for Note 17 as to which the date is April 10, 1998, relating to the consolidated financial statements of Elverson National Bank and its subsidiaries included therein. We also consent to the reference to our Firm under the caption "Experts" in the Joint Proxy Statement/Prospectus.

                                            /s/ BEARD & COMPANY, INC.
                                            BEARD & COMPANY, INC.

Reading, Pennsylvania
October 28, 1998